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                                                                    EXHIBIT 99.1

                                   SCHEDULE I

            ODYSSEY AMERICA REINSURANCE CORPORATION AND SUBSIDIARIES

                             SUMMARY OF INVESTMENTS

                   OTHER THAN INVESTMENTS IN RELATED PARTIES

                               DECEMBER 31, 2000

                                 (IN THOUSANDS)

                                                                                  AMOUNT AT WHICH
                                                      AMORTIZED        FAIR        SHOWN IN THE
TYPE OF INVESTMENT                                       COST         VALUE        BALANCE SHEET
------------------                                    ----------    ----------    ---------------
Fixed Income Securities:
  Bonds available for sale:
  U.S. government and government agencies...........  $1,078,581    $1,079,501      $1,079,501
  States, municipalities and political
     subdivisions...................................      12,484        12,462          12,462
  Foreign governments...............................      40,774        41,623          41,623
  Public utilities..................................     419,724       404,910         404,910
  All other corporate...............................     603,798       580,730         580,730
                                                      ----------    ----------      ----------
     Total bonds available for sale.................   2,155,361     2,119,226       2,119,226
                                                      ----------    ----------      ----------
     Total fixed income securities..................   2,155,361     2,119,226       2,119,226
                                                      ----------    ----------      ----------
Equity securities:
  Common stocks:
  Bank, trusts and insurance companies..............      35,415        40,233          40,233
  Industrial and miscellaneous and all other........      14,143        14,294          14,294
                                                      ----------    ----------      ----------
     Total equity securities, unaffiliated..........      49,558        54,527          54,527
                                                      ----------    ----------      ----------
Short-term investments:
  U.S. government...................................     161,299       161,299         161,299
  All other.........................................      35,263        35,263          35,263
                                                      ----------    ----------      ----------
     Total short-term investments...................     196,562       196,562         196,562
                                                      ----------    ----------      ----------
     Other investments..............................      35,309        33,435          33,435
                                                      ----------    ----------      ----------
     Total investments..............................  $2,436,790    $2,403,750      $2,403,750
                                                      ==========    ==========      ==========
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